UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date Of Earliest Event Reported):
April 25, 2005 (April 23, 2005)

DOUBLECLICK INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23709	13-3870996
(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue, 10th Floor
New York, New York 10011
(Address of Principal Executive Offices) (Zip Code)

(212) 683-0001
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

DoubleClick Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated as of April 23, 2005 (the “Merger Agreement”), with Click Holding Corp., a Delaware corporation (“Parent”), and Click Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are entities affiliated with the private equity investment firms of Hellman & Friedman LLC and JMI Equity.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Shares”), other than Shares owned by the Company, Parent or any wholly owned subsidiary of the Company or Parent, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be cancelled and shall be converted automatically into the right to receive $8.50 in cash, without interest.

The Company has made customary representations and warranties and covenants in the Merger Agreement.

The Merger Agreement has been approved by the Company’s board of directors. The Merger is conditioned on, among other things, the approval and adoption of the Merger Agreement by the Company’s stockholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the closing of debt financing arrangements set forth in a commitment letter obtained by Parent for the transactions contemplated by the Merger Agreement, which are subject to customary conditions. The Company has recommended that its stockholders approve and adopt the Merger Agreement. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under certain circumstances, the Company would be required to pay Parent a termination fee of $28 million.

Other than the Merger Agreement, there is no material relationship between the Company and either of Parent or Merger Sub.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Company, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, DoubleClick Inc., 111 Eighth Avenue, New York, NY 10011, telephone: (212) 683-0001.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about DoubleClick’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of the buyer to consummate the necessary debt financing arrangements set forth in a commitment letter received by Parent or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in DoubleClick’s industry, lack of growth or decline in online advertising or marketing, changes in government regulation, failure to manage the integration of acquired companies, failure to successfully manage the DoubleClick’s international operations and other risks that are contained in documents and the other factors described in DoubleClick’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. In addition, any forward-looking statements represent DoubleClick’s estimates only as of today and should not be relied upon as representing DoubleClick’s estimates as of any subsequent date. DoubleClick disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 8.01. Other Events

On April 25, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 23, 2005, among DoubleClick Inc., Click Holding Corp. and Click Acquisition Corp.

99.1	Press Release dated April 25, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLECLICK INC.

By: /s/ Bruce Dalziel

Name: Bruce Dalziel
Title: Chief Financial Officer
Dated: April 25, 2005